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                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY

     The undersigned directors and/or officers of Puget Energy, Inc., a Washington corporation ("Puget Energy"), hereby authorize and appoint William S. Weaver and Richard L. Hawley, or either of them (with full power to each of them to act alone), as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person individually and in each capacity stated below, and to file, with the Securities and Exchange Commission under the provision of the Securities Act of 1933, as amended (the "Securities Act") the following registration statement and post-effective amendments, in each case granting to said attorneys, and each of them or their substitutes or substitute, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the foregoing:

     (a) the Registration Statement on Form S-3 to be filed by Puget Energy, Inc. with the Securities and Exchange Commission for the registration under the Securities Act of not to exceed five million shares of Puget Energy's common stock (which shares are to be offered pursuant to Puget Energy's Stock Purchase and Dividend Reinvestment Plan), and any and all amendments of such Registration Statement, with all exhibits and other documents in connection therewith; and

     (b) any and all post-effective amendments to Registration Statement Nos. 33-52127 (Investment Plan for Employees), 33-61851 (Long-Term Incentive Compensation Plan), 333-23393 (Long-Term Incentive Compensation Plan), 333-41113 (Employee Stock Purchase Plan) and 333-41157 (Non-employee Director Stock Plan) of Puget Sound Energy, Inc., and any and all other documents required to be filed with respect thereto, with all exhibits and other documents in connection therewith.

     IN WITNESS WHEREOF, the undersigned directors and/or officers have executed this Power of Attorney on the 23rd day of October, 2000.


        SIGNATURE                                     TITLE

/s/ WILLIAM S. WEAVER               President, Chief Executive Officer, and
---------------------------------   Director (Principal Executive Officer)
William S. Weaver


/s/ RICHARD L. HAWLEY               Vice President and Chief Financial Officer
---------------------------------   (Principal Accounting and Financial Officer)
Richard L. Hawley


/s/ DOUGLAS P. BEIGHLE              Director
---------------------------------
Douglas P. Beighle


/s/ CHARLES W. BINGHAM              Director
---------------------------------
Charles W. Bingham


/s/ PHILLIS J. CAMPBELL             Director
--------------------------------
Phillis J. Campbell


/s/ CRAIG W. COLE                   Director
--------------------------------
Craig W. Cole


/s/ DONALD J. COVEY                 Director
--------------------------------
Donald J. Covey


/s/ ROBERT L. DRYDEN                Director
--------------------------------
Robert L. Dryden


/s/ JOHN D. DURBIN                  Director
--------------------------------
John D. Durbin


/s/ JOHN W. ELLIS                   Director
--------------------------------
John W. Ellis


/s/ TOMIO MORIGUCHI                 Director
--------------------------------
Tomio Moriguchi


/s/ SALLY G. NARODICK               Director
--------------------------------
Sally G. Narodick